Exhibit 99.1

Bank of Florida Corp. Announces Plans to Withdraw TARP Application

NAPLES, Fla.--(BUSINESS WIRE)--March 26, 2009--Bank of Florida Corp. (Nasdaq:BOFL), a $1.5 billion-asset multi-bank holding company based in Naples, Florida, announced today that it is withdrawing its application for TARP (Troubled Assets Relief Program) funding.

“TARP has evolved and changed significantly since we submitted our application in late 2008. At that time, we understood the program to be targeted at healthy institutions that were in a position to help lead the economic recovery in their respective markets, instead of what is now perceived to be a government bailout of weaker financial institutions. Although the TARP funding, to date, has served as a catalyst to stabilize many financial institutions’ capital ratios, details of what the government now expects of TARP recipients, and the heightened oversight and cost that may result, have made it clear that the current structure of TARP is no longer in line with our strategic initiatives, which include potential acquisitions.

These changes have provided us an opportunity to reevaluate the program, continue to stress test our loan portfolio and work with our Board of Directors to make this decision. With the increasing level of uncertainty associated with this government program, we feel that withdrawing our application is in the best interest of our shareholders and better positions our Company in the long term by remaining independent of any government assisted capital,” said Michael L. McMullan, President and Chief Executive Officer.

“We are in the top 35% of all publicly traded commercial banks in the United States with regard to our tangible equity to tangible assets ratio, and in the top 20% in terms of our tangible equity plus loan loss reserves as a percentage of tangible assets. We believe we have the capital to continue to weather this economic storm. At December 31, 2008, our tangible equity, as a percentage of tangible assets, totaled 8.43%, and our tangible equity plus loan loss reserves as a percentage of tangible assets totaled 10.42%. Our leverage, total capital, and Tier 1 ratios were 7.68%, 11.12% and 8.64%, respectively.”

Mr. McMullan concluded, “We continue an on-going process of monitoring our loan portfolio and capital position and believe there are other less burdensome and more stable capital sources, if and when we need them. We will celebrate our tenth anniversary in August of this year and plan to continue our mission to be a premier banking and investment management services franchise in Florida.”

BANK OF FLORIDA CORPORATION

Bank of Florida Corp. (Nasdaq: BOFL), is a $1.5 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2009 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corp.
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com